Exhibit 23



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report, dated February 15, 2000, included in Insituform Technologies, Inc.'s 1999 Form 10-K, into the Company's previously filed Registration Statements on Form S-8 Nos. 33-82486, 33-82488 and 33-63953.



ARTHUR ANDERSEN LLP



St. Louis, Missouri,
March 22, 2000